EXHIBIT 10.49

                            BUSINESS LOAN AGREEMENT
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                          ELECTRONIC ASSOCIATES, INC.

                            BUSINESS LOAN AGREEMENT

         This Business Loan Agreement made and entered into as of the 20th day of October, 1994, by and between Electronic Associates, Inc., a New Jersey corporation with offices at 185 Monmouth Parkway, West Long Branch, New Jersey 07764-9989 ("Lender") and BarOn R&D Ltd., an Israeli corporation with offices at Gutwirth Science Park, Technion City, Haifa 32000 Israel ("Borrower").

BACKGROUND
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         This Business loan Agreement is being entered into in connection with the execution and delivery of that certain letter of intent dated October 20, 1994 between Lender and Borrower ("Letter of Intent"), and in contemplation of the consummation of the transactions set forth in the Letter of Intent, to be evidenced by a definitive Agreement, as contemplated by the Letter of Intent (the "Definitive Agreement").

         The amount loaned hereunder shall be deemed an advance on the cash contribution to Borrower's capital to be paid by Lender, subject to and upon the execution of the Definitive Agreement as contemplated by the Letter of Intent.

         If the transactions contemplated by the Letter of Intent shall not close before December 31, 1994 (unless extended by Lender and Borrower), all amounts due hereunder shall be paid by Borrower to Lender, either by cash or in the capital stock of Borrower, as provided in this Business Loan Agreement.

         NOW, THEREFORE, the parties hereto, in consideration of the premises and of the mutual obligations set forth herein, and intending to be legally bound hereby agree as follows:

ARTICLE I.          DEFINITIONS
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         "Closing" or "Closing Date" means the date hereof.

         "Indebtedness" means all amounts of principal, interest, fees, expenses or other costs owed Lender by Borrower arising under on in connection with this Business Loan Agreement or any other Loan Document including, but not limited to, costs and expenses of collection and any amounts incurred by Lender, in its discretion, to maintain or protect any Collateral or other property securing a Loan.

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         "Loan" means the sum which Lender agrees to lend to Borrower as specified in Section 2.1 of this Business Loan Agreement and pursuant to the terms and provision hereof.

         "Loan Documents" means this Business Loan Agreement and each other document delivered pursuant to this Business Loan Agreement including, but not limited to, the Note and any security agreement, pledge agreement and guarantee.

         "Note" means the promissory note executed by Borrower hereunder to evidence the Loan.

         "Officer Compensation" means the annualized aggregate amount of salaries, withdrawals or compensation paid to the Chief Executive Officer, President, Chief Financial Officer, Secretary and Vice Presidents of Borrower, such amount to be determined as of the closing Date.

         "Prime Rate" means that the rate of interest per annum announced by CoreStates National Bank, N.A. from time to time as its "prime rate", at any time, or from time to time.

         "Term" means the period of time commencing on the closing Date and ending on the Termination Date.

         "Termination Date" means the earlier of the consummation of the transactions (i.e. the execution and delivery of the Definitive Agreement) as contemplated by Letter of Intent or December 31, 1994, unless extended by the mutual consent of Lender and Borrower.

ARTICLE II.                THE LOAN
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         2.1      Under and subject to the terms and provisions hereof Lender agrees to lend to Borrower, and Borrower hereby agrees to repay to Lender, the sum of Five Hundred Thousand Dollars ($500,000.00)

         2.2 The Loan shall bear interest at the rate of Prime Rate plus 2.25%. Interest on the unpaid balance of principal shall be computed on a 365 day basis and the actual number of days elapsed. The variable interest rate shall change when and as the Prime Rate changes.

         2.3 The entire outstanding principal balance of the Loan, together with all accrued and unpaid interest thereon, and any other amounts due hereunder (collectively, the "Outstanding Balance"), shall be due and payable by Borrower to Lender on the Termination Date and Borrower shall repay to Lender the outstanding balance in the manner set forth in Sections 2.4, 2.5, and 2.6. The amount of the Outstanding Balance shall be determined in

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                  good faith by Lender, and shall be binding on the parties
                  absent manifest error.
         2.4 If the Definitive Agreement has been consummated on or before December 31, 1994 or such later date if mutually extended by Lender and Borrower (i.e. the "Termination Date") the Outstanding Balance shall be credited towards the $2,000,000 cash contribution due Borrower from Lender at time of Closing as set forth in paragraph 1.A of the Letter of Intent.

         2.5 If the Definitive Agreement has not been consummated on or before December 31, 1994 (unless extended by the mutual consent of Lender and Borrower), the Outstanding Balance shall be immediately due and payable, and Borrower shall either (a) pay the Outstanding Balance in cash (unless Lender exercises its right to receive payment of the Outstanding Balance in stock of Borrower, as set forth in Section 2.6) or, (b) in lieu of paying the Outstanding Balance in cash, Borrower may issue and deliver to Lender the Conversion amount of common stock outstanding shares:

         2.6      a.       If the Definitive Agreement has not been consummated
                           on or before December 31, 1994 (unless extended by mutual consent of Lender and Borrower). and Borrower has not as of such time issued and delivered to Lender, in repayment of the Loan, common stock representing the equity stock of Borrower set forth in Section 2.6(b), Lender may, at its option, require Borrower to (a) immediately repay the Outstanding Balance in cash, or,
                  b.       Conversion amount shall mean: issue and deliver to
                           Lender common stock of Borrower representing (i) 5% of Borrower's equity capital, if the failure to consummate the Definitive Agreement is caused by Borrower, or (ii) 2.5% of Borrower's equity capital, if the failure to consummate the Definitive Agreement is caused by Lender.

ARTICLE III                REPRESENTATIONS AND WARRANTIES OF BORROWER
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         Borrower makes the following representations and warranties, both with respect to itself and all subsidiaries of Borrower, to
Lender:

         3.1 Borrower is and on the Closing Date will be a corporation duly organized, validly existing and in good standing as such under the laws of the jurisdiction in which it is organized and is and on the closing Date will be entitled to own its properties and conduct its business in the places where such properties are now owned and such business is now conducted.

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         3.2      Neither the execution nor delivery of this compliance with the terms and conditions hereof or thereof will conflict with or result in a breach of or constitute a default under the terms, conditions or provisions, of Borrower's charter documents or By-Laws or of any contract, agreement or instrument (including any provisions of any debt) to which Borrower is a party or by which Borrower or any of its properties is bound.

         3.3 All corporate action on the part of Borrower, its officers, directors and shareholders necessary for the authorization, execution, delivery and performance of this Business Loan Agreement have been duly taken and the Loan Documents constitute valid and binding obligations of Borrower enforceable against Borrower in accordance with its and their terms.

         3.4 The proceeds of the Loan made hereunder shall be used by Borrower exclusively for working capital and for no other purpose.

         3.5 There are no actions, suits or proceedings pending, or threaten against Borrower or its property by or before any court or administrative agency. Borrower has complied in all material respects with all laws, rules and regulations relating to the conduct of Borrower's business.

         3.6 All of Borrower's financial statements furnished to Lender were prepared in accordance with Israeli Accounting rules consistently applied, are true and correct and fully and accurately present Borrower's financial condition and results of operations at and for the periods therein specified; and there has been and on the Closing date hereunder there will have been no material adverse change in the conditions, financial or otherwise, of Borrower since the date of the last financial statement provided to Lender, other than normal seasonal variations occurring in the ordinary course of business.

ARTICLE IV          REPRESENTATIONS AND WARRANTIES OF LENDER
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         4.1      Lender is and on the Closing Date will be a corporation
                  duly organized, validly existing and in good standing as such under the laws of the state in which it is organized and is and on the Closing Date will be entitled to own its properties and conduct its business in the places where such properties are now owned and such business is now conducted

         4.2 Neither the execution nor delivery of this Business Loan Agreement or any other Loan Document nor the fulfillment

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                  of compliances with the terms and conditions hereof or thereof will conflict with or result in a breach of or constitute a default under the terms, conditions or provisions, of Borrower's charter documents or By-Laws or of any contract, agreement or instrument (including any provisions of any debt) to which Borrower is a party or by which Borrower or any of its properties is bound.

         4.3 All corporate action on the part of Lender, its officers, directors and shareholders necessary for the authorization, execution, delivery and performance of this Business Loan Agreement and the Loan Documents constitute valid binding obligations of Lender enforceable against Lender in accordance with its and their terms.

ARTICLE V         SECURITY
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As a security for the loan made hereunder, BarOn undertakes to provide EA with documents satisfactory to EA, evidencing that:

         5.1 Mr. Yossi Shimoni ("The Trustee") received from BarOn the following documents:

                  -A power of attorney authorizing him to register 389,555 shares of common stock of BarOn representing 5% of BarOn's outstanding and issued stock (The Conversion Shares).

                  -BarOn's Board of Director's resolution under which the Board of Directors irrevocably authorizes the allotment, issuance & registration of 389,555 the conversion shares to EA.

                  -Two blank dated forms of stock registration customary at the Israeli companies registerer each one of them for a number of shares which is 50% of the amount of Conversion Shares.

         5.2 The Trustee received irrevocable instructions signed by BarOn and EA under which the Trustee is instructed to register 50% of the conversion stock in the name of EA within 14 days of receipt of a written request by either EA or BarOn to do so, unless within 7 days following a notice sent by him to both parties, either of them can show that a Definitive Investment Agreement between the parties has been executed.

                  In the event that EA requests: the registration of the second part of 50% of the Conversion Shares in its name, and BarOn is rejecting such a request, the Trustee shall act as a sole arbitrator authorized the resolve (within 3 months) whether under the Business loan Agreement EA is

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                  entitled to the full amount of the Conversion Shares or
                  to 50% only.

                  The Trustee's judgment as an arbitrator shall become final and binding upon the parties.

         5.3 The Trustee accepts his nomination as trustee and as a sole arbitrator between the parties according to this article V of the Business Loan Agreement and undertakes to act in compliance thereof.

         5.4 No action will be taken by the Trustee before the proposed closing date (Dec. 31, 1994) or any postponed date to which the parties may mutually agree.

ARTICLE VI          CONDITIONS TO CLOSING
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         As conditions precedent to the performance by Lender of any of its obligations hereunder, Borrower shall deliver (or cause to be delivered) to Lender, on or before the Closing Date, in form and substance satisfactory to Lender, in addition to this Business loan Agreement and an executed Letter of Intent: (a) the Note; (b) the documents list in article V. (c) and Incumbency Certificate of Borrower; (d) Certified Copy of Borrower's Articles of Incorporation and By-Laws or other charter documents; (e) Certified Copy of Borrower's Authorizing Board of Director's Resolutions; and (f) such other documents as Lender shall require.

ARTICLE VII.               BORROWER'S NEGATIVE COVENANTS.
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         During the term of this Agreement, and so long as any part of the indebtedness shall remain unpaid, Borrower and its Subsidiaries will operate only in the ordinary course of its business, and will not do any of the following, without the prior written consent of Lender:

         7.1 Create or permit to exist against any properties or assets, real or personal, tangible or intangible, now or hereafter acquired, any mortgage, security interest, or other lien or encumbrance, other than those already existing as of the date of this Business Loan Agreement;

         7.2 Purchase or acquire all or substantially all of the property, assets or business of any other person, firm or corporation;

         7.3 Purchase or acquire, directly or indirectly, any shares of stock, evidences of indebtedness or other securities of any person, firm, partnership, or corporation

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                  (including a subsidiary), except in settlement of
                  customers' accounts;

         7.4 Liquidate, or discontinue its normal operations with intention to liquidate, or merge or consolidate with or into any other corporation or company (including a parent or subsidiary company) other than Lender or a subsidiary or nominee of Lender, or convey, lease, sell or license all or substantially all, or any important part of its property, assets or business to any other person, firm or corporation;

         7.5      Create or incur any indebtedness for borrowed money, except
                  (a) as provided under this Agreement; or (b) pursuant to existing indebtedness as disclosed on Schedule 7.5(b) attached hereto;

         7.6 Sell, assign, transfer or dispose of any of its accounts or notes receivable, with or without recourse, except to Lender;

         7.7      Make loans to others;

         7.8 Become a guarantor, ?surety? or otherwise liable for the debts or obligations of others, except to Lender, and except as an endorser of checks or drafts negotiated in the ordinary course of business;

         7.9 Declare or pay any dividends or make any form of withdrawal from capital, including the purchase of treasury stock;

         7.10 Incur, create or assume any commitment to make any Lease Payments except as set forth on Schedule 7.10 attached hereto;

         7.11     Enter into any sale-leaseback transaction;

         7.12 Prepay any amounts not required or cause to be accelerated any amounts on any outstanding indebtedness now existing or hereafter arising;

         7.13 Pay salaries, withdrawals or compensation to officers of Borrower in an amount exceeding Officer Compensation in the aggregate per year;

         7.14 Make capital expenditures during the term of the Loan, or until all Indebtedness has been repaid hereunder, in an

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                  amount in excess of One Hundred Thousand Dollars
                  ($100,000.00);

         7.15 Sell, issue, or agree to sell or issue, any shares (voting, non-voting, preferred or common of any class) of Borrower, or purchase such shares except (a) with respect to the exercise of stock options outstanding as of the Closing Date, or (b) to Lender, as contemplated by the Letter of Intent.

         7.16     Take any action to diminish the value of the Collateral.

ARTICLE VIII.  DEFAULT
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         8.1      Borrower shall be in default under this Business Loan
                  Agreement and under the Note, and the other Loan Documents, upon the occurrence of any of the following:

         (a) Borrower fails to pay Lender the principal, interest or other liabilities incurred pursuant to this Business Loan Agreement or any other Loan Document when the same is due and payable (unless Borrower has issued stock to Lender in lieu of such a payment, in a manner permitted in Section 2.4, 2.5 or 2.6 of this Business Loan Agreement);

         (b) Borrower's failure to observe, perform or comply with any of Borrower's obligations under the Letter of Intent or under this Business Loan Agreement;

         (c) Any warranty or representation of Borrower set forth herein being or becoming untrue;

         (d) Any default by Borrower under the provisions of the Note, or any other Loan Document;

         (e) The filing by or against Borrower of any proceeding under any applicable law relating to bankruptcy, insolvency, receivership, reorganization or debt adjustment, or the appointment of a trustee or receiver for property of or assignment for the benefit of creditors by Borrower.

         8.2 Upon any default by Borrower, Lender, at its option, may declare immediately due and payable, the unpaid balance of the Loan and may exercise all rights and remedies provided to Lender in this Business Loan Agreement, in the Note, and any other Loan Document or otherwise available to Lender in law or in equity.

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ARTICLE IX.                MISCELLANEOUS
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         9.1      Lender shall not be deemed to have waived any of the terms, agreements, conditions and covenants hereof, except by writing signed by an authorized officer of Lender and delivered to Borrower.

         9.2 Borrower hereby forever indemnifies and saves Lender and its directors, officers, employees and agents harmless from and against any and all liability which Lender or any of them may incur or which may be assessed against Lender or any of them with respect to this Business Loan Agreement or any other Loan Document, provided that such liability is not due to the negligence or intentional acts of or on the part of the Lender or any of its directors, officers, employees or agents.

         9.3 This Business Loan Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior or contemporaneous agreements with respect to such subject matter. The terms of any other Loan Documents are expressly incorporated herein and made a part hereof; provided, however, that in any case where a term or condition contained in any other Loan Document cannot be construed (despite every effort to do so) as consistent with the terms of this Business Loan Agreement, this Business Loan Agreement shall govern. This Business Loan Agreement may be amended only by a written instrument which is signed by the parties hereto and which specifically refers to this Business Loan Agreement and states that it is an amendment hereto.

         9.4 This Business Loan Agreement and all rights hereunder shall be governed by the laws of the State of Israel and shall be binding upon Borrower, its successors and assigns, and shall inure to the benefit of Lender, and its successors and assigns.

         9.5 If any term of this Business Loan Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby.

         9.6 This Business Loan Agreement shall be in full force and effect until Borrower shall have satisfied in full or been released from all of Borrower's liabilities and obligations to Lender hereunder and Lender shall have no further obligations to Borrower pursuant to the terms hereof.

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         9.7      Any and all actions at law or in equity relating to this
                  Business Loan Agreement, the Note, any other Loan Documents or the Loan shall be brought and jurisdiction shall be had exclusively in Israel.

         9.8 If Borrower shall pay any interest under the terms of the Note at a rate higher than the maximum rate allowed by applicable law, then such excess payment shall be credited as a payment of principal of the Loan, unless Borrower notifies Lender in writing to return any excess payment to Borrower.

         9.9 Any notices required or permitted to be given pursuant to this Business Loan Agreement or any Loan Document shall be sufficiently given if delivered in person or by overnight delivery service or sent by United States mail, postage prepaid to the addresses set forth on the first page hereof.

         9.10 Until the Indebtedness has been paid in full and Lender has no further obligations to Borrower hereunder, Lender shall have the right of first refusal to offer loans to Borrower of all types (including capital leases) and Borrower shall promptly deliver to Lender a copy of all commitment letters or proposals received by Borrower with respect thereto. Lender shall have 10 days after receipt of each such commitment letter or proposal to exercise the right of first refusal granted hereby.

         9.11 This Business Loan Agreement may be executed on one or more counterparts and all such counterparts shall together constitute one Business Loan Agreement notwithstanding that all of the parties are not signatories to the original or same counterpart.

         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed this Business Loan Agreement this 20th day of October, 1994.

Attest                                      ELECTRONIC ASSOCIATES, INC.

                                            By:  /s/ Jules M. Seshens
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Secretary                                            Director

Attest

                                            By:  /s/ Ehud Baron
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Secretary                                            President

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